EXHIBIT 99.1

Gateway Financial Holdings, Inc. to Announce Second Quarter 2007 Results On July 26, 2007

Conference Call Scheduled for 10:00 AM ET

VIRGINIA BEACH, Va., July 19, 2007 (PRIME NEWSWIRE) -- Gateway Financial Holdings, Inc. (Nasdaq:GBTS), the holding company for Gateway Bank & Trust Company, a growing regional community bank with over thirty-one locations in northeastern and central North Carolina, the Outer Banks, and the metropolitan Tidewater and Richmond Virginia market area, will announce second quarter 2007 results on Thursday, July 26, 2007, before the market opens. Gateway's management will host a conference call that day at 10:00 a.m. EST to discuss the results and answer investor questions.

To participate in the conference call, dial (877) 407-8031 (no pass code required) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Thursday, July 26, 2007 at 12:00 PM through midnight on August 2, 2007 by dialing (877) 660-6853 and using pass code # 286 and conference ID # 249074.

The call will be simultaneously broadcast live via the investor relations page on the company's website, http://www.gwfh.com. The event will be archived on the Gateway website for 30 days.

About Gateway

Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co., a regional community bank with a total of thirty-one full-service financial centers -- nineteen in Virginia: Virginia Beach (7), Richmond (6), Chesapeake (3), Suffolk, Norfolk and Emporia; and twelve in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk (2), Raleigh (2), Moyock, Nags Head, Plymouth, and Roper, in addition to a private banking center in Raleigh. The Bank provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, and mortgage banking services through its Gateway Financial Mortgage, Inc. subsidiary. The common stock of the Corporation is traded on the Nasdaq Global Market under the symbol GBTS. For further information, visit the Corporation's web site at http://www.gwfh.com.

CONTACT:  Gateway Financial Holdings, Inc.
          D. Ben Berry, Chairman, President and CEO
          Theodore L. Salter, Senior EVP and CFO
          (757) 422-8004

          Cameron Associates
          Paul G. Henning
          (212) 554-5462
          phenning@cameronassoc.com